UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 15, 2017

PEERLOGIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-191175	46-4824543
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 West 24th Street, 4th Floor, New York, New York

(Address of principal executive offices)

(914) 550-9993

 (Registrant's telephone number, including area code)

        N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 15th, 2017, Peerlogix, Inc. (the “Company”), completed a fund raising of an aggregate of $825,500 dollars in connection with a private placement (the “Offering”) through a placement agent of up to a total of 75 units (the “Units”) of the Company’s securities pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act. Each Unit was offered at a price of $10,000 and consists of one six (6) month, 18% convertible promissory note (36% on an annual basis) with a face value of $10,000 and warrants to acquire an aggregate number of shares equal to 50% of the shares of common stock into which the Note related thereto shall initially be convertible at an exercise price of $0.10 per share during the four (4) year period commencing on the final closing of this Offering. WestPark capital acted as the sole placement agent for the offering. A total of 12,124,999 shares of the Company’s common stock, par value $.001 per share, were issued in connection with the offering. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes. The Company paid its placement agent a commission of 10% of the funds raised from such investors in the Offering. In addition, the Placement Agent received warrants to purchase a number of units equal to 10% of the units sold to investors in the Offering.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2017

Peerlogix, Inc.

/s/ William Gorfein

By: William Gorfein

Title: President